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                                                                     Exhibit 5.1

                             Gordon & Glickson LLC
                     444 North Michigan Avenue, Suite 3600
                               Chicago, IL 60611



November 30, 2004




Kanbay International, Inc.
6400 Shafer Court, Suite 100
Rosemont, IL  60018

Re:      Form S-1 Registration Statement (Registration No. 333-119986)
         -------------------------------------------------------------

Ladies and Gentlemen:

This opinion is being delivered by us, as counsel to Kanbay International, Inc., a Delaware corporation (the "Company"), in connection with the Company's Form S-1 Registration Statement (Registration No. 333-119986) initially filed with the Securities and Exchange Commission (the "Commission") on October 27, 2004 (as amended through the date hereof, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of the offer and sale of up to 5,750,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), which may be offered by certain selling stockholders pursuant to the Registration Statement (the foregoing shares being herein referred to as the "Secondary Shares"). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Secondary Shares are duly authorized, validly issued, fully paid and nonassessable shares of the Company.

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Kanbay International, Inc.
November 30, 2004
Page 2




The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion herein as to the effect of the laws or regulations of any other jurisdiction. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion is being furnished solely for the Company's benefit in connection with the issuance, offer and sale of the Secondary Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gordon & Glickson LLC